Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2003 relating to the financial statements, which appears in SIGA Technologies, Inc.'s Amendment No. 1 to the Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 17, 2003 relating to the financial statements of Plexus Vaccine Inc., which appears in Amendment No. 1 to the Current Report on Form 8-K of SIGA Technologies, Inc. dated May 23, 2003 (filed on July 22,
2003). We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                           /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
September 4, 2003